CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of The Multi-Strategy Growth & Income Fund and to the use of our report dated April 28, 2015 on the financial statements and financial highlights of The Multi-Strategy Growth & Income Fund. Such financial statements and financial highlights appear in the February 28, 2015 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

June 26, 2015